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                                                                     EXHIBIT 3.3
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                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 03/18/1999
                                                         991104760 - 2939187


                             CERTIFICATE OF MERGER

                                    MERGING

           MUZAK LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP

                                     INTO

                       AUDIO COMMUNICATIONS NETWORK, LLC
                     A DELAWARE LIMITED LIABILITY COMPANY

     The undersigned limited liability company organized and existing under and by virtue of the Delaware Limited Liability Company Act,

     DOES HEREBY CERTIFY:

     FIRST:  That the name and state of formation and organization of each of
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the domestic limited liability companies or other business entities which are to merge (the "Constituent Entities") are as follows:


     Name                                 State of Formation or Organization
     ------------------------------       ----------------------------------
     Muzak Limited Partnership            Delaware

     Audio Communications Network, LLC    Delaware


     SECOND: That an Agreement and Plan of Merger has been approved, adopted,
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certified, executed and acknowledged by each of the Constituent Entities in accordance with the requirements of Section 18-209 of the Delaware Limited Liability Company Act and Section 17-211 of the Delaware Revised Uniform Limited Partnership Act.

     THIRD: That the name of the surviving limited liability company of the
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merger is Audio Communications Network, LLC and shall continue its existence as said limited liability company under the new name of "Muzak LLC," upon the effective date and time of said merger pursuant to the provisions of the Delaware Limited Liability Company Act.

     FOURTH: The effective date and time of the merger shall be the time of the
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filing of this Certificate of Merger with the Secretary of State of the State of
Delaware.

     FIFTH:  That the executed Agreement and Plan of Merger is on file at the
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principal place of business of the surviving domestic limited liability company, the address of which is Muzak LLC, 2901 Third Avenue, Suite 400, Seattle, Washington 98121.
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     SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by
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the surviving domestic limited liability company, on request and without cost, to any partner, member or other person holding an interest in either of the Constituent Entities.

     IN WITNESS WHEREOF, this Certificate of Merger is hereby executed as of the 18th day of March, 1999.

                              AUDIO COMMUNICATIONS NETWORK, LLC

                              By: /s/ Robert MacInnis
                                  -------------------------------------------

                              Name:  Robert MacInnis
                              Title: Vice President

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